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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Seventh Generation, Inc. and subsidiary on Form S-8 (File No. 33-85748) of our report dated February 12, 1999, on our audits of the consolidated financial statements of Seventh Generation, Inc. and subsidiary as of December 31, 1998 and December 31, 1997, and for the years then ended, which report is included in this Annual Report on Form 10-KSB.



/s/ PricewaterhouseCoopers, LLP
Albany, NY
March 26, 1999